UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  May 18, 2000
                Date of Report (Date of earliest event reported)


                     MID-AMERICA APARTMENT COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)



        TENNESSEE                   1-12762                 62-1543819
        ---------                   -------                 ----------
(State of Incorporation)    (Commission File Number)    (I.R.S. Employer
                                                      Identification Number)




                          6584 POPLAR AVENUE, SUITE 340
                            MEMPHIS, TENNESSEE 38138
                    (Address of principal executive offices)



                                 (901) 682-6600
               Registrant's telephone number, including area code





             (Former name or address, if changed since last report)

Item 5.  Other events.
----------------------

Following notification of the New York Stock Exchange, the following press release was announced on May 18, 2000:

MID-AMERICA APARTMENT COMMUNITIES (NYSE:MAA) today announced that the Board of Directors has authorized the Company to repurchase up to 1 million shares of Cumulative Preferred Stock in open market transactions.

The Company previously announced that the Board has authorized the repurchase of up to 4 million shares of Common Stock and, to date, has acquired over 1.576 million shares. "We believe that our Common Stock continues to represent our best investment opportunity at the present time, but we may in the future consider some Preferred Stock purchases as part of our on-going balance sheet management" said Simon Wadsworth, Executive Vice President and CFO.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         MID-AMERICA APARTMENT COMMUNITIES, INC.



Date:    May 22, 2000                              /s/ Simon R.C. Wadsworth
      -----------------                        ---------------------------------
                                                   Simon R.C. Wadsworth
                                                   Executive Vice President
                                                   (Principal Financial and
                                                    Accounting Officer)